HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 433
Registration No. 333-133007
March 6, 2007

FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to nine separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Offering Period End Date: [March 23, 2007 at 2:00 pm, New York City time]
•     Initial Public Offering Price: 100 per cent
•     Initial Valuation Date: March 23, 2007
•     Issue Date: March 28, 2007
•     Maturity Date: 3 business days after the final valuation date

•     Interest Payment Dates: The 28th calendar day following the issue date (or if that day is not a business day, the following business day), commencing on April 28, 2007 and ending on the maturity date.
•     Initial Price: Market price of the reference asset on the initial valuation date
•     Barrier Price: The product of the barrier level multiplied by the initial price
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system

Reference Asset/ Reference Issuer (TICKER)	Page Number	Interest Rate (per Annum)	Barrier Level	Barrier Price	Principal Amount	Agent’s Discount or Commission Per Note / Total (1)	Proceeds to Us Per Note / Total	CUSIP / ISIN	Final valuation date
Vertex Pharmaceuticals Incorporated (VRTX)	FWP-5	29.25%	75%	TBD	TBD	TBD	TBD	40428H HV 7 / US40428HHV78	June 25, 2007
EVERGREEN ENERGY INC. (EEE)	FWP-6	22.00%	65%	TBD	TBD	TBD	TBD	40428H HW 5 / US40428HHW51	June 25, 2007
OVERSTOCK.COM, INC. (OSTK)	FWP-7	18.75%	80%	TBD	TBD	TBD	TBD	40428H HX 3 / US40428HHX35	June 25, 2007
CROCS, INC. (CROX)	FWP-8	15.00%	75%	TBD	TBD	TBD	TBD	40428H JD 5 / US40428HJD52	March 24, 2008
LAS VEGAS SANDS CORP. (LVS)	FWP-9	13.20%	80%	TBD	TBD	TBD	TBD	40428H HY 1/ US40428HHY18	September 24, 2007
XM SATELLITE RADIO HOLDINGS INC.(XMSR)	FWP-10	13.00%	65%	TBD	TBD	TBD	TBD	40428H HZ 8 / US40428HHZ82	March 24, 2008
URBAN OUTFITTERS, INC. (URBN)	FWP-11	12.80%	80%	TBD	TBD	TBD	TBD	40428H JA 1 / US40428HJA14	September 24, 2007
ATHEROS COMMUNICATIONS, INC. (ATHR)	FWP 12	12.55%	75%	TBD	TBD	TBD	TBD	40428H JB 9 / US40428HJB96	September 24, 2007
PMC-Sierra, Inc. (PMCS)	FWP 13	11.25%	75%	TBD	TBD	TBD	TBD	40428H JC 7 / US40428HJC79	March 24, 2008

(1)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. March 6, 2007

GENERAL TERMS

This free writing prospectus relates to nine separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement atwww.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset falls below the barrier price on any day, but the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

FWP-2

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A USD1,000 investment in the notes will pay USD1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances Notes with an initial maturity of one year may be outstanding for more than one year, it is possible that the Deposits associated with these Notes may not be treated as short-term obligations. In that event, Notes with an initial maturity of one year would be described in “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

FWP-3

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through December 29, 2006 and for the period from January 3, 2007 through March 5, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•     If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;

•     If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or

•     If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

VERTEX PHARMACEUTICALS INCORPORATED (VRTX)

Description of Vertex Pharmaceuticals Incorporated

According to publicly available information, Vertex Pharmaceuticals Incorporated (“Vertex”) incorporated in 1989, is a biotechnology company in the business of discovering, developing and commercializing small molecule drugs for the treatment of serious diseases. Vertex has a number of drug candidates in development, including compounds targeting hepatitis C virus (HCV) infection, rheumatoid arthritis (RA), cystic fibrosis, cancer, pain and human immunodeficiency virus (HIV) infection. Vertex is concentrating most of its drug development resources on three compounds: VX-950 for the treatment of chronic HCV infection, VX-702 for the treatment of RA and VX-770 for the treatment of cystic fibrosis. In addition, Vertex is developing drug candidates in collaboration with a number of pharmaceutical companies.

Vertex’s SEC file number is 000-19319.

Historical Performance of Vertex

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	29.92	17.78	27.86
June 28, 2002	32.45	15.02	16.28
September 30, 2002	23.96	12.67	18.49
December 31, 2002	21.60	15.34	15.85
March 31, 2003	16.50	9.59	11.14
June 30, 2003	18.75	9.94	14.63
September 30, 2003	16.77	11.73	12.30
December 31, 2003	14.19	7.83	10.35
March 31, 2004	12.20	8.82	9.42
June 30, 2004	10.99	8.00	10.84
September 30, 2004	11.19	8.06	10.50
December 31, 2004	12.05	9.79	10.57
March 31, 2005	11.99	9.20	9.36
June 30, 2005	17.06	8.61	16.85
September 30, 2005	22.68	15.33	22.35
December 30, 2005	29.24	20.31	27.67
March 31, 2006	44.71	26.50	36.59
June 30, 2006	40.00	29.00	36.71
September 29, 2006	37.10	29.75	33.65
December 29, 2006	45.38	32.50	37.42
January 3, 2007- March 5, 2007	44.98	28.81	28.87

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 29.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Vertex

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	29.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.31%		100.00%
+	90%	7.31%		90.00%
+	80%	7.31%		80.00%
+	70%	7.31%		70.00%
+	60%	7.31%		60.00%
+	50%	7.31%		50.00%
+	40%	7.31%		40.00%
+	30%	7.31%		30.00%
+	20%	7.31%		20.00%
+	10%	7.31%		10.00%
	0%	7.31%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.69%	7.31%	-10.00%
-	20%	-12.69%	7.31%	-20.00%
-	30%	-22.69%	N/A	-30.00%
-	40%	-32.69%	N/A	-40.00%
-	50%	-42.69%	N/A	-50.00%
-	60%	-52.69%	N/A	-60.00%
-	70%	-62.69%	N/A	-70.00%
-	80%	-72.69%	N/A	-80.00%
-	90%	-82.69%	N/A	-90.00%
-	100%	-92.69%	N/A	-100.00%

FWP-5

EVERGREEN ENERGY INC. (EEE)

Description of EVERGREEN ENERGY INC.

According to publicly available information, Evergreen Energy, Inc.(“Evergreen Energy”), together with its subsidiaries, provides energy, environmental, and economic solutions to coal-fired power generating facilities and industrial coal users in the United States and internationally. It produces lower emission fuel utilizing its proprietary K-Fuel process. The K-Fuel process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as subbituminous coal and lignite, into lower emission fuel. The K-Fuel process also enables the removal of certain impurities, including mercury and the reduction of emissions of sulfur dioxide and nitrogen oxide. Evergreen Energy also licenses its technology to third parties. It has strategic alliance with Lurgi South Africa Technology Company for the implementation of the K-Fuel process. Evergreen Energy was founded in 1984 as KFx, Inc. and changed its name to Evergreen Energy, Inc. in September 2006. Evergreen Energy is based in Denver, Colorado.

Evergreen Energy’s SEC file number is 001-14176.

Historical Performance of Evergreen Energy

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	3.06	2.50	2.73
June 28, 2002	2.83	1.80	2.55
September 30, 2002	2.60	1.73	2.00
December 31, 2002	2.75	1.68	2.59
March 31, 2003	2.75	2.35	2.51
June 30, 2003	4.40	2.41	3.88
September 30, 2003	5.25	3.39	5.02
December 31, 2003	7.86	5.01	7.55
March 31, 2004	10.58	7.36	10.39
June 30, 2004	11.05	7.04	7.62
September 30, 2004	9.61	6.24	7.71
December 31, 2004	15.94	6.91	14.52
March 31, 2005	18.00	12.24	13.40
June 30, 2005	14.90	10.32	14.29
September 30, 2005	18.48	13.98	17.11
December 30, 2005	17.50	12.41	17.14
March 31, 2006	22.16	16.50	18.20
June 30, 2006	19.52	11.62	15.28
September 29, 2006	16.50	8.39	10.70
December 29, 2006	14.13	7.65	9.95
January 3, 2007- March 5, 2007	10.60	6.50	6.91

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 22.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Evergreen Energy

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	22.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.50%		100.00%
+	90%	5.50%		90.00%
+	80%	5.50%		80.00%
+	70%	5.50%		70.00%
+	60%	5.50%		60.00%
+	50%	5.50%		50.00%
+	40%	5.50%		40.00%
+	30%	5.50%		30.00%
+	20%	5.50%		20.00%
+	10%	5.50%		10.00%
	0%	5.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.50%	5.50%	-10.00%
-	20%	-14.50%	5.50%	-20.00%
-	30%	-24.50%	5.50%	-30.00%
-	40%	-34.50%	N/A	-40.00%
-	50%	-44.50%	N/A	-50.00%
-	60%	-54.50%	N/A	-60.00%
-	70%	-64.50%	N/A	-70.00%
-	80%	-74.50%	N/A	-80.00%
-	90%	-84.50%	N/A	-90.00%
-	100%	-94.50%	N/A	-100.00%

FWP-6

OVERSTOCK.COM, INC. (OSTK)

Description of OVERSTOCK.COM, INC.

According to publicly available information, Overstock.com, Inc. (“Overstock”) is an online closeout retailer offering discount brand name merchandise, including bed and bath goods, home decor, kitchenware, watches, jewelry, electronics and computers, sporting goods, apparel, designer accessories and limited travel services, among other products. Overstock also sells books, magazines, compact discs (CDs), digital versatile discs (DVDs), videocassettes and video games (BMV). Overstock operates as part of its Website an online auction site, a marketplace for the buying and selling of goods between its customers. Overstock’s Website consists of five main tabs: shopping; books, music, movies and games; bulk buys and business supplies; auctions, and travel. Overstock operates in two business segments: direct and fulfilment partner.

Overstock’s SEC file number is 000-49799.

Historical Performance of Overstock

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	15.10	12.25	14.05
June 28, 2002	14.61	5.25	5.95
September 30, 2002	16.67	4.40	13
December 31, 2002	18.66	9.60	9.75
March 31, 2003	15.00	7.60	14.51
June 30, 2003	18.55	10.31	14.892
September 30, 2003	22.95	11.65	19.87
December 31, 2003	36.45	16.02	30.88
March 31, 2004	42.20	29.81	39.11
June 30, 2004	39.68	27.65	36.73
September 30, 2004	77.18	36.61	69
December 31, 2004	70.35	41.50	42.99
March 31, 2005	46.25	33.62	35.6
June 30, 2005	48.65	35.60	38.35
September 30, 2005	43.40	28.02	28.15
December 30, 2005	35.02	21.60	29.82
March 31, 2006	30.63	19.00	21.26
June 30, 2006	22.93	16.03	17.53
September 29, 2006	19.09	13.40	15.8
December 29, 2006	15.10	12.25	14.05
January 3, 2007- March 5, 2007	19.72	14.05	17.11

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 18.75 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Overstock

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	18.75 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.69%		100.00%
+	90%	4.69%		90.00%
+	80%	4.69%		80.00%
+	70%	4.69%		70.00%
+	60%	4.69%		60.00%
+	50%	4.69%		50.00%
+	40%	4.69%		40.00%
+	30%	4.69%		30.00%
+	20%	4.69%		20.00%
+	10%	4.69%		10.00%
	0%	4.69%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.31%	4.69%	-10.00%
-	20%	-15.31%	4.69%	-20.00%
-	30%	-25.31%	N/A	-30.00%
-	40%	-35.31%	N/A	-40.00%
-	50%	-45.31%	N/A	-50.00%
-	60%	-55.31%	N/A	-60.00%
-	70%	-65.31%	N/A	-70.00%
-	80%	-75.31%	N/A	-80.00%
-	90%	-85.31%	N/A	-90.00%
-	100%	-95.31%	N/A	-100.00%

FWP-7

CROCS, INC. (CROX)

Description of CROCS, INC.

According to publicly available information, Crocs, Inc. (“Crocs) is a designer, manufacturer and marketer of footwear for men, women and children under the crocs brand. Crocs offers 11 footwear models in up to 18 different colors. Crocs markets its footwear products to a range of distribution channels, and sells its products in over 6,500 retail locations in the United States. It has also begun selling its products in over 40 additional countries. Crocs also markets a line of crocs-branded apparel and accessory items. Crocs' closed-cell resin material, which it refers to as croslite, is the primary raw material used in all of its footwear and non-branded products. Crocs also selectively uses croslite to manufacture a variety of other non-branded products, such as spa pillows and kayak seats, which are marketed to original equipment manufacturers. The common stock of Crocs commenced trading on NASDAQ on February 7, 2006; therefore, the historical prices relating to Crocs started on and from February 7, 2006.

US Steel’s SEC file number is 000-51754.

Historical Performance of Crocs

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	32.50	20.32	25.15
June 30, 2006	37.00	21.56	25.15
September 29, 2006	35.05	22.65	33.95
December 29, 2006	50.25	31.66	43.20
January 3, 2007- March 5, 2007	58.57	41.36	45.06

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 15.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Crocs

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	15.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	15.00%		100.00%
+	90%	15.00%		90.00%
+	80%	15.00%		80.00%
+	70%	15.00%		70.00%
+	60%	15.00%		60.00%
+	50%	15.00%		50.00%
+	40%	15.00%		40.00%
+	30%	15.00%		30.00%
+	20%	15.00%		20.00%
+	10%	15.00%		10.00%
	0%	15.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	5.00%	15.00%	-10.00%
-	20%	-5.00%	15.00%	-20.00%
-	30%	-15.00%	N/A	-30.00%
-	40%	-25.00%	N/A	-40.00%
-	50%	-35.00%	N/A	-50.00%
-	60%	-45.00%	N/A	-60.00%
-	70%	-55.00%	N/A	-70.00%
-	80%	-65.00%	N/A	-80.00%
-	90%	-75.00%	N/A	-90.00%
-	100%	-85.00%	N/A	-100.00%

FWP-8

LAS VEGAS SANDS CORP. (LVS)

Description of LAS VEGAS SANDS CORP.

According to publicly available information, Las Vegas Sands Corp. (“LVSC”) incorporated in August 2004, owns and operates The Venetian Resort Hotel Casino (The Venetian) and The Sands Expo and Convention Center (The Sands Expo Center) in Las Vegas, Nevada, and The Sands Macao Casino (The Sands Macao) in Macao, China. LVSC is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao, including The Palazzo Resort Hotel Casino (The Palazzo), which will be adjacent to and connected with The Venetian, The Venetian Macao Resort Hotel Casino (The Venetian Macao) and other casino resort properties on the Cotai Strip in Macao. During the year ended December 31, 2006, LVSC was awarded licenses to develop Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks in Bethlehem, Pennsylvania. It is also exploring other integrated resort opportunities in Asia, Europe and the United States. The common stock of LVSC commenced trading on the NYSE on December 14, 2004; therefore, the historical prices relating to LVSC started on and from December 14, 2004.

LVSC’s SEC file number is 001-32373.

Historical Performance of LVSC

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	53.98	29.00	48.00
March 31, 2005	51.40	41.41	45.00
June 30, 2005	45.34	33.1	35.75
September 30, 2005	40.73	30.87	32.91
December 30, 2005	46.44	29.08	39.47
March 31, 2006	58.03	38.44	56.66
June 30, 2006	78.90	54.68	77.86
September 29, 2006	77.86	57.68	68.35
December 29, 2006	97.25	66.06	89.48
January 3, 2007- March 5, 2007	109.45	81.00	81.02

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.20 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	LVSC

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	13.20 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.60%		100.00%
+	90%	6.60%		90.00%
+	80%	6.60%		80.00%
+	70%	6.60%		70.00%
+	60%	6.60%		60.00%
+	50%	6.60%		50.00%
+	40%	6.60%		40.00%
+	30%	6.60%		30.00%
+	20%	6.60%		20.00%
+	10%	6.60%		10.00%
	0%	6.60%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.40%	6.60%	-10.00%
-	20%	-13.40%	6.60%	-20.00%
-	30%	-23.40%	N/A	-30.00%
-	40%	-33.40%	N/A	-40.00%
-	50%	-43.40%	N/A	-50.00%
-	60%	-53.40%	N/A	-60.00%
-	70%	-63.40%	N/A	-70.00%
-	80%	-73.40%	N/A	-80.00%
-	90%	-83.40%	N/A	-90.00%
-	100%	-93.40%	N/A	-100.00%

FWP-9

XM SATELLITE RADIO HOLDINGS INC.(XMSR)

Description of XM SATELLITE RADIO HOLDINGS INC..

According to publicly available information, XM SATELLITE RADIO HOLDINGS INC. (“XM”) is America's satellite radio service company, providing music, entertainment and information programming for reception by vehicle, home and portable radios nationwide and over the Internet for a monthly subscription fee to subscribers. The channel lineup now includes more than 160 channels, featuring over 67 commercial-free music channels; 34 news, talk and variety channels; 39 sports channels; 21 instant traffic and weather channels, and one emergency alert channel. In February 2005, it launched the third satellite (XM-3) to be placed into one orbital slot. In 2005, XM and America Online (AOL) created a new online radio service. The service includes a free, Web radio offering and a radio offering that is available to AOL members at no additional charge and as a service to consumers on the Web.

XM’s SEC file number is 000-27441.

Historical Performance of XM

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	19.20	10.70	13.77
June 28, 2002	14.70	6.26	7.25
September 30, 2002	7.70	2.63	3.90
December 31, 2002	4.12	1.66	2.69
March 31, 2003	6.90	2.40	5.89
June 30, 2003	13.28	5.56	10.99
September 30, 2003	16.90	10.02	15.50
December 31, 2003	27.30	15.56	26.29
March 31, 2004	29.96	20.55	27.93
June 30, 2004	30.96	20.35	27.29
September 30, 2004	31.52	23.55	31.02
December 31, 2004	40.89	27.50	37.62
March 31, 2005	38.28	27.99	31.63
June 30, 2005	34.83	26.16	33.66
September 30, 2005	37.31	32.57	35.91
December 30, 2005	36.91	26.99	27.28
March 31, 2006	30.46	19.66	22.27
June 30, 2006	24.21	12.77	14.65
September 29, 2006	14.98	9.63	12.90
December 29, 2006	16.08	9.91	14.45
January 3, 2007- March 5, 2007	17.70	12.89	13.47

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	XM

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	13.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	13.00%		100.00%
+	90%	13.00%		90.00%
+	80%	13.00%		80.00%
+	70%	13.00%		70.00%
+	60%	13.00%		60.00%
+	50%	13.00%		50.00%
+	40%	13.00%		40.00%
+	30%	13.00%		30.00%
+	20%	13.00%		20.00%
+	10%	13.00%		10.00%
	0%	13.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	3.00%	13.00%	-10.00%
-	20%	-7.00%	13.00%	-20.00%
-	30%	-17.00%	13.00%	-30.00%
-	40%	-27.00%	N/A	-40.00%
-	50%	-37.00%	N/A	-50.00%
-	60%	-47.00%	N/A	-60.00%
-	70%	-57.00%	N/A	-70.00%
-	80%	-67.00%	N/A	-80.00%
-	90%	-77.00%	N/A	-90.00%
-	100%	-87.00%	N/A	-100.00%

FWP-10

URBAN OUTFITTERS, INC. (URBN)

Description of URBAN OUTFITTERS, INC..

According to publicly available information, Urban Outfitters, Inc. (“Urban Outfitters”) incorporated in 1976, is a lifestyle merchandising company that operates specialty retail stores under the Urban Outfitters, Anthropologie and Free People brands, as well as a wholesale division under the Free People brand. In addition to its retail stores, it offers products and markets its brands directly to the consumer through e-commerce Websites, and Urban Outfitters, Anthropologie and Free People catalogs. It operates two business segments: a lifestyle merchandising retailing segment and a wholesale apparel business. The retailing segment consists of Urban Outfitters, Anthropologie and Free People stores and the direct-to-consumer operations consist of a catalog and Website for each of these brands.

Urban Outfitters’s SEC file number is 000-22754.

Historical Performance of Urban Outfitters

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	3.44	2.70	2.92
June 28, 2002	4.65	2.62	4.34
September 30, 2002	4.44	2.47	3.04
December 31, 2002	3.65	2.21	2.95
March 31, 2003	3.14	2.09	2.81
June 30, 2003	4.71	2.78	4.49
September 30, 2003	6.79	4.32	6.52
December 31, 2003	10.32	6.56	9.26
March 31, 2004	12.13	9.17	12.02
June 30, 2004	15.72	11.06	15.23
September 30, 2004	17.91	12.89	17.20
December 31, 2004	24.24	17.01	22.20
March 31, 2005	24.63	18.93	23.99
June 30, 2005	30.03	21.32	28.35
September 30, 2005	31.48	24.90	29.40
December 30, 2005	33.77	25.19	25.31
March 31, 2006	29.89	22.99	24.54
June 30, 2006	24.58	15.95	17.49
September 29, 2006	18.88	13.65	17.72
December 29, 2006	24.79	17.00	23.03
January 3, 2007- March 5, 2007	27.16	21.89	24.50

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.80 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Urban Outfitters

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	12.80 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.40%		100.00%
+	90%	6.40%		90.00%
+	80%	6.40%		80.00%
+	70%	6.40%		70.00%
+	60%	6.40%		60.00%
+	50%	6.40%		50.00%
+	40%	6.40%		40.00%
+	30%	6.40%		30.00%
+	20%	6.40%		20.00%
+	10%	6.40%		10.00%
	0%	6.40%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.60%	6.40%	-10.00%
-	20%	-13.60%	6.40%	-20.00%
-	30%	-23.60%	N/A	-30.00%
-	40%	-33.60%	N/A	-40.00%
-	50%	-43.60%	N/A	-50.00%
-	60%	-53.60%	N/A	-60.00%
-	70%	-63.60%	N/A	-70.00%
-	80%	-73.60%	N/A	-80.00%
-	90%	-83.60%	N/A	-90.00%
-	100%	-93.60%	N/A	-100.00%

FWP-11

ATHEROS COMMUNICATIONS, INC.(ATHR)

Description of ATHEROS COMMUNICATIONS, INC.

According to publicly available information, Atheros Communications Inc. (“Atheros”) incorporated in May 1998, is a developer of semiconductor system solutions for wireless communications products. It combines its wireless systems and software expertise with high-performance radio frequency, mixed signal and digital semiconductor design skills to provide integrated chipsets that are manufacturable on standard complementary metal-oxide semiconductor (CMOS) processes. Atheros provide a portfolio of multi-chip and single chip products ranging from entry-level wireless networking products for the home and small office markets to wireless infrastructure systems-on-chip with network management capabilities for the enterprise market. Its wireless systems solutions target applications in the personal computer, enterprise access, small office and home networking, mobile communications and consumer electronics markets supporting the Institute of Electrical and Electronics Engineers (IEEE) family of wireless local area networking (WLAN) standards. In December 2006, Atheros acquired Attansic Technology Company. The common stock of Atheros commenced trading on NASDAQ on February 11, 2004; therefore the historical prices relating to Atheros started on and from February 11, 2004.

Atheros’s SEC file number is 000-50534.

Historical Performance of Atheros

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	19.48	14.00	17.27
June 30, 2004	17.48	10.16	10.56
September 30, 2004	11.03	6.24	10.20
December 31, 2004	12.40	8.60	10.25
March 31, 2005	14.00	8.85	10.27
June 30, 2005	10.42	6.65	8.06
September 30, 2005	11.15	7.83	9.76
December 30, 2005	13.40	8.18	13.00
March 31, 2006	27.45	12.50	26.19
June 30, 2006	28.80	17.90	19.05
September 29, 2006	19.28	14.18	18.13
December 29, 2006	24.95	17.01	21.32
January 3, 2007- March 5, 2007	27.51	20.32	23.85

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.55 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Atheros

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	12.55 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.275%		100.00%
+	90%	6.275%		90.00%
+	80%	6.275%		80.00%
+	70%	6.275%		70.00%
+	60%	6.275%		60.00%
+	50%	6.275%		50.00%
+	40%	6.275%		40.00%
+	30%	6.275%		30.00%
+	20%	6.275%		20.00%
+	10%	6.275%		10.00%
	0%	6.275%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.725%	6.275%	-10.00%
-	20%	-13.725%	6.275%	-20.00%
-	30%	-23.725%	N/A	-30.00%
-	40%	-33.725%	N/A	-40.00%
-	50%	-43.725%	N/A	-50.00%
-	60%	-53.725%	N/A	-60.00%
-	70%	-63.725%	N/A	-70.00%
-	80%	-73.725%	N/A	-80.00%
-	90%	-83.725%	N/A	-90.00%
-	100%	-93.725%	N/A	-100.00%

FWP-12

PMC-SIERRA, INC.(PMCS)

Description of PMC-Sierra, Inc.

According to publicly available information, PMC-Sierra, Inc. (”PMC”) incorporated in 1983, designs, develops, markets and supports communications semiconductors, storage semiconductors and microprocessors primarily for the communications service provider, storage and enterprise markets. PMC has more than 250 different semiconductor devices that are sold to equipment and design manufacturers, who in turn supply their equipment principally to communications network service providers and enterprises. PMC sells semiconductor solutions primarily into five general areas of the worldwide network infrastructure: access, metro, storage, enterprise and customer premise markets. In May 2006, PMC acquired Passave, Inc.

PMC’s SEC file number is 000-19084.

Historical Performance of PMC

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	26.80	14.35	16.28
June 28, 2002	18.94	8.40	9.27
September 30, 2002	11.55	3.74	3.88
December 31, 2002	9.20	2.70	5.56
March 31, 2003	7.36	4.64	5.95
June 30, 2003	13.79	5.93	11.76
September 30, 2003	15.37	10.25	13.19
December 31, 2003	22.81	13.29	20.10
March 31, 2004	24.91	15.82	16.97
June 30, 2004	18.55	12.05	14.35
September 30, 2004	14.30	8.22	8.81
December 31, 2004	12.37	8.60	11.25
March 31, 2005	11.45	8.43	8.80
June 30, 2005	9.90	7.42	9.33
September 30, 2005	10.77	8.16	8.81
December 30, 2005	9.24	6.20	7.71
March 31, 2006	12.75	7.60	12.29
June 30, 2006	13.77	8.28	9.40
September 29, 2006	9.38	4.78	5.94
December 29, 2006	8.23	5.79	6.71
January 3, 2007- March 5, 2007	7.97	6.06	6.20

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	PMC

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	11.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	11.25%		100.00%
+	90%	11.25%		90.00%
+	80%	11.25%		80.00%
+	70%	11.25%		70.00%
+	60%	11.25%		60.00%
+	50%	11.25%		50.00%
+	40%	11.25%		40.00%
+	30%	11.25%		30.00%
+	20%	11.25%		20.00%
+	10%	11.25%		10.00%
	0%	11.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	1.25%	11.25%	-10.00%
-	20%	-8.75%	11.25%	-20.00%
-	30%	-18.75%	N/A	-30.00%
-	40%	-28.75%	N/A	-40.00%
-	50%	-38.75%	N/A	-50.00%
-	60%	-48.75%	N/A	-60.00%
-	70%	-58.75%	N/A	-70.00%
-	80%	-68.75%	N/A	-80.00%
-	90%	-78.75%	N/A	-90.00%
-	100%	-88.75%	N/A	-100.00%

FWP-13